Exhibit 16.1

Comyns, Smith, McCleary, Deaver LLP

Certified Public Accountants	John R. Comyns, Partner
Steven P. Smith, Partner
Dan K. Deaver, Partner
Gerard S. Clancy, Partner
Mark E. Eitelgeorge, Partner
James B. Wolf, Partner
Brent M. Baxter, Partner
David B. McCleary (1954-1996)

November 23, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: The Sharper Image 401(k) Savings Plan

Dear Sir or Madam:

We were previously principal accountants for The Sharper Image 401(k) Savings Plan and, under the date of June 22, 2004, we reported on the financial statements of The Sharper Image 401(k) Plan as of and for the years ended December 31, 2003 and 2002. On September 17, 2004, we resigned as principal accountants of The Sharper Image 401(k) Savings Plan.

We have read Item 4.01 of Form 8-K of The Sharper Image 401(k) Savings Plan dated November 23, 2004, and are in agreement with the statements concerning our firm contained therein.

Very truly yours,

/s/ COMYNS, SMITH, MCCLEARY & DEAVER LLP